UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 25, 2004
Date of Report

(Date of Earliest Event Reported)

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

#610-815 West Hastings Street, Vancouver, BC, V6C 1B4
(Address of Principal Executive Offices)

604-608-2540
(Registrant's Telephone Number)

SchoolWeb Systems, Inc.
#280 - 815 West Hastings Street, Vancouver, BC, V6C 1B4
(Registrant’s Former Name and Address)

Nevada	000-31909	88-0473897
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Not applicable.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Not Applicable

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

Not Applicable

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Not Applicable

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Not Applicable

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

Not Applicable

ITEM 2.06 MATERIAL IMPAIRMENTS

Not Applicable

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

Not Applicable

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Not Applicable

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Not Applicable

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not Applicable

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Not Applicable

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Not Applicable

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Not Applicable

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable

ITEM 5.05 AMENDMENTS TO REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable

SECTION 6 – [RESERVED]

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Not Applicable

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

The Registrant has entered into an agreement (the “Solflex Agreement”) with Solflex Energy Development Corp. (“Solflex”) dated effective October 15, 2004.

Under the terms of the Solflex Agreement, the Company will acquire a 25% equity interest in Solflex and an exclusive license, for North and South America, of Solflex’s proprietary non-silicone solar panel technology.

Solflex has developed a method of manufacturing solar photovoltaic (PV) panels using screen printing onto a flexible acetate substrate. The light-weight Solflex solar panel can be used in a wide variety of applications, including solar-powered buildings, homes and solar-power electrical generating facilities. The Solflex solar panel is flexible, weather resistant and more economical than standard silicone- based solar panels currently in the market.

The Solflex Agreement is attached hereto as Exhibit 4.1 and any statements below are to be taken in the context of the Solflex Agreement as a whole. Further information on Solflex’s products can be found by reviewing their website at: www.solflex.net

The Solflex Agreement calls for the Company to acquire a 25% equity interest in Solflex and a License of its technology in exchange for total consideration of $500,000 as follows:

(a) $170,000 within 14 days of signing the Solflex Agreement; and
(b) $330,000 on or before November 15, 2004.

The payment of the $330,000 is conditional upon delivery, prior to its payment, of certain production machinery to Solflex’s offices prior to that date. The Company must pay, as a license royalty, $1.20 per watt sold from Solflex products.

To maintain its rights under the Solflex Agreement, the Company must sell a minimum of $1,000,000 in solar panels within 2 years of commencement of commercial production of the Solflex solar panels. If this minimum sales target is achieved, the Company will be granted an additional 5 year license which will subsequently be renewable at Solflex’s discretion.

A finder’s fee payable in common shares is to be paid to a third party in connection with the Solflex Agreement. The number of shares payable under the finder’s fee has not yet been agreed to by the Company and the finder.

The Solflex Agreement contemplates the Company acquiring an option (the “Option”) to merge the two companies in the coming year but the parties to it have not determined the terms under which such a merger would occur.

Solflex is a company which is in the development stage of operations. It does not have any significant revenues to date and has, to date, been primarily engaged in developing its products. There can be no assurance given that the Company will be able to market and sell Solflex’s products, that the market will accept Solflex’s products or that Solflex will be able to successfully produce them. The business of Solflex, while the Company believes that it shows promise, is at this stage highly speculative.

The Company and Solflex expect to enter into a more comprehensive agreement than the Solflex Agreement clarifying the nature of their relationship going forward.

The Company is not required, under the terms of Regulation S-X or the requirements of Form 8-K, to file pro-forma financial statements reflecting its operations with those of Solflex. Although the Company has the option of providing such pro-forma financial statements even in the absence of a regulatory requirement to do so, it has chosen not to given the fact that such pro-forma financial statements would reflect only the operations of the Company in trying to market the SchoolWeb software system and the operations of Solflex in developing its products. Such pro-forma financial statements would be of little use to the reader in predicting future results for the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable

The Registrant is not required to include pro-forma financial statements for Solflex in this Report on Form 8-K.

Financial statements for the Registrant are separately filed under Forms 10KSB and Forms 10QSB and can be found on the SEC’s EDGAR website at www.sec.gov.

EXHIBITS

4.1	Agreement between the Registrant and Solflex Energy Development Corp. dated effective October 15, 2004.

10.1	News Release dated October 21, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.

By:	/s/ Michael Dearden

Michael Dearden, President and Director

Dated: October 25, 2004